UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 7, 2007

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-7050
801-736-5600
(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required by Item 1.01 is incorporated into Item 2.01 below.

Item 2.01               COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 7, 2007 (the “Closing Date”), Mrs. Fields Famous Brands, LLC (“Mrs. Fields”) and its wholly-owned subsidiaries, Pretzel Time Franchising, LLC (“Pretzel Time”) and Pretzelmaker Franchising, LLC (“Pretzelmaker,” and collectively with Pretzel Time, the “Sellers”), completed the sale of substantially all of the assets of Pretzel Time and Pretzelmaker for approximately $22.1 million in cash and 1,000,915 shares of NexCen Brands, Inc. common stock (the “Shares”) under an asset purchase agreement  (the “Agreement”) with NexCen Brands, Inc., through its wholly-owned subsidiary, NexCen Asset Acquisition, LLC (collectively, “NexCen”).  Calculated using a valuation of $7.35 per Share,  the Shares are valued at $7,356,725, a portion of which was deposited by NexCen into an escrow account subject to an escrow agreement (the “Escrow Agreement”) to indemnify NexCen for any claims made under the Agreement.  Copies of the Agreement and the Escrow Agreement are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Mrs. Fields intends to explore investing the proceeds from the transaction in its remaining businesses in a manner consistent with the terms of its Indenture attached as Exhibit 4.2 to Mrs. Fields’ Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on July 2, 2004 (the “Indenture”).  Additionally, the proceeds have been pledged to The Bank of New York to the extent required by the Indenture.

Under the transaction, NexCen acquired substantially all of the assets related to the Sellers’ franchise systems, including trademarks, trade names and other intellectual property, franchise agreements, license agreements, certain supply and distribution and other vendor contracts, good will and other intangibles.  At the time of the transaction, the Sellers had a combined network of 376 franchised or licensed units worldwide.  The parties made customary representations, warranties and indemnities that are typical and consistent for a transaction of this size and scope, although the Agreement restricts the parties’ rights to seek indemnification from the other party for certain breaches or misrepresentations, and the aggregate liability of NexCen, on the one hand, and the Sellers and Mrs. Fields, on the other hand, is limited to the final purchase price paid under the Agreement.

In connection with the transactions contemplated by the Agreement, NexCen and Mrs. Fields also entered into a Transition Services Agreement, filed hereto as Exhibit 10.3 and incorporated herein by reference, to facilitate the transition of the Sellers’ businesses and assets to NexCen.  Pretzel Time and Pretzelmaker also entered into a Voting Agreement, pursuant to which the Sellers agree to vote all Shares owned by them in favor of matters recommended or approved by the Board of Directors of NexCen Brands, Inc., or, if such matters are neither recommended nor approved by the Board of Directors of NexCen Brands, Inc., then at the direction of the Board of Directors of NexCen Brands, Inc., in respect of all matters for which stockholder approval is sought or required.  The Voting Agreement terminates automatically upon the sale, transfer or other disposition of all Shares held by the Sellers to persons or entities that are not Affiliates, in compliance with terms of the Voting Agreement.  A copy of the Voting Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

In addition, the Sellers entered into a Registration Rights Agreement with NexCen Brands, Inc., attached hereto as Exhibit 10.5 and incorporated herein by reference, pursuant to which the Sellers were granted customary registration rights, obligating NexCen Brands, Inc. to use its best efforts to file registration statements covering the Shares.

The foregoing descriptions of the Agreement, the Escrow Agreement, the Transition Services Agreement, the Registration Rights Agreement and Voting Agreement (the “Transaction Documents”) are qualified in their entirety by reference to the full text of the respective agreements.

The Transaction Documents are modified by any applicable underlying disclosure schedules, which may not be included in their complete and final form.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1

Asset Purchase Agreement, dated August 7, 2007, by and among, NexCen Asset Acquisition, LLC, NexCen Brands, Inc., Pretzel Time Franchising, LLC, Pretzelmaker Franchising, LLC and Mrs. Fields Famous Brands, LLC

10.2

Escrow Agreement, dated August 7, 2007, by and among NexCen Asset Acquisition, LLC, NexCen Brands, Inc., Pretzel Time Franchising, LLC, Pretzelmaker Franchising, LLC and Wilmington Trust Company, as escrow agent

10.3	Transition Services Agreement, dated August 7, 2007, between Mrs. Fields Famous Brands, LLC and NexCen Brands, Inc.

10.4	Voting Agreement, dated August 7, 2007, by and among NexCen Brands, Inc., Pretzelmaker Franchising, LLC and Pretzel Time Franchising, LLC

10.5	Registration Rights Agreement, dated August 7, 2007, by and among NexCen Brands, Inc., Pretzelmaker Franchising, LLC and Pretzel Time Franchising, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President and Chief Legal Officer

Date: August 9, 2007

EXHIBIT INDEX:

Exhibit No.	Description

10.1

Asset Purchase Agreement, dated August 7, 2007, by and among, NexCen Asset Acquisition, LLC, NexCen Brands, Inc., Pretzel Time Franchising, LLC, Pretzelmaker Franchising, LLC and Mrs. Fields Famous Brands, LLC

10.2

Escrow Agreement, dated August 7, 2007, by and among NexCen Asset Acquisition, LLC, NexCen Brands, Inc., Pretzel Time Franchising, LLC, Pretzelmaker Franchising, LLC and Wilmington Trust Company, as escrow agent

10.3	Transition Services Agreement, dated August 7, 2007, between Mrs. Fields Famous Brands, LLC and NexCen Brands, Inc.

10.4	Voting Agreement, dated August 7, 2007, by and among NexCen Brands, Inc., Pretzelmaker Franchising, LLC and Pretzel Time Franchising, LLC

10.5	Registration Rights Agreement, dated August 7, 2007, by and among NexCen Brands, Inc., Pretzelmaker Franchising, LLC and Pretzel Time Franchising, LLC